Exhibit 99.1

Terns Pharmaceuticals Reports First Quarter 2023 Financial Results and Corporate Updates

- Top-line data from Phase 2a DUET clinical trial of TERN-501 (THR-β agonist) in NASH expected in third quarter of 2023

- TERN-701 (allosteric BCR-ABL) Phase 1 trial for CML on track to initiate in the U.S. in second half of 2023; enrollment progress update from ongoing China Phase 1 trial expected at the 2023 ASCO Annual Meeting

- TERN-601 (GLP-1) program in obesity on track to initiate Phase 1 clinical trial in second half of 2023 with initial proof of concept data anticipated in 2024

- Cash, cash equivalents and marketable securities of $298 million expected to provide runway into 2026

FOSTER CITY, Calif., May 15, 2023 (GLOBE NEWSWIRE) – Terns Pharmaceuticals, Inc. (“Terns” or the “Company”) (Nasdaq: TERN), a clinical-stage biopharmaceutical company developing a portfolio of small-molecule product candidates to address serious diseases, including oncology, non-alcoholic steatohepatitis (NASH) and obesity, today reported financial results for the first quarter ended March 31, 2023 and corporate updates.

“We are excited to announce plans to share key clinical and preclinical updates across our three lead programs at upcoming scientific congresses and look forward to several important clinical milestones later this year,” said Sen Sundaram, chief executive officer at Terns. “We anticipate top-line data from our Phase 2a DUET trial of TERN-501 as a treatment for NASH in the third quarter and the initiation of Phase 1 clinical trials in our chronic myeloid leukemia (CML) and obesity programs in the second half of this year. In addition, I’m impressed with the progress our partner, Hansoh, has made in enrolling the Phase 1 trial in China so quickly and hope we will see early data accepted for presentation by the end of the year. We continue to rapidly advance our development programs with the goal of making a significant difference in the lives of people living with serious diseases.”

Recent Developments and Anticipated Milestones

TERN-701: Oral, allosteric BCR-ABL tyrosine kinase inhibitor (TKI) for chronic myeloid leukemia (CML)

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Terns expects to initiate a clinical trial for TERN-701 in the United States in the second half of 2023, with potential top-line readouts from initial dose-escalation cohorts in 2024
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The Phase 1 trial for TERN-701 is expected to include sites from U.S., Europe and other countries
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A poster detailing non-clinical xenograft activity of TERN-701 will be presented at the American Society for Pharmacology and Experimental Therapeutics (ASPET) on May 18, 2023 at 5:00 PM CDT
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A trial-in-progress (TiP) poster and status update will be presented at the 2023 ASCO Annual Meeting on June 5, 2023 at 8:00 AM CDT summarizing the ongoing Phase 1 study of TERN-701 (HS-10382) in China
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The Phase 1 trial is a dose-escalation and dose-expansion trial (NCT05367700) evaluating the tolerability, efficacy, and pharmacokinetics of once-daily TERN-701 (HS-10382) in approximately 100 people with CML in China conducted by Terns’ partner Hansoh Pharmaceutical Group
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Terns welcomed Emil Kuriakose, M.D. as Chief Medical Officer of Terns Oncology in May 2023. Dr. Kuriakose brings more than a decade of oncology clinical development and medical affairs experience
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Terns plans to host a virtual R&D event with a focus on the evolving CML treatment paradigm and the potential role for TERN-701 in July 2023

TERN-501: Oral, thyroid hormone receptor-beta (THR-β) agonist for NASH

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The Phase 2a DUET trial (NCT05415722), evaluating TERN-501 as a monotherapy and in combination with TERN-101 (farnesoid X receptor (FXR) agonist), completed enrollment in February 2023 with top-line data expected in the third quarter of 2023
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Primary endpoint is the relative change from baseline in liver fat content as measured by MRI protein density fat fraction (MRI-PDFF) at Week 12 for TERN-501 monotherapy compared with placebo
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Secondary endpoints include assessment of safety and tolerability, pharmacokinetics, changes in MRI-PDFF and MRI corrected T1 (cT1)
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DUET is the first clinical trial assessing a THR-β agonist as monotherapy and in combination with an FXR agonist in people with NASH

TERN-601: Oral, small-molecule glucagon-like peptide-1 (GLP-1) receptor agonist for obesity

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Terns’ lead GLP-1 receptor agonist program remains on track to initiate a Phase 1 first-in-human clinical trial in subjects with elevated BMI in the second half of 2023, with top-line data expected in 2024
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A poster evaluating activity of TERN-601 in transgenic mice expressing human GLP-1 receptor will be presented at a major diabetes conference in June 2023

TERN-800: Oral, small-molecule glucose-dependent insulinotropic polypeptide receptor (GIPR) modulators for obesity

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Lead structural series of GIPR modulators have been identified, with lead optimization efforts underway
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Candidate nomination and initiation of IND-enabling activities expected in 2024
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GIPR modulators have the potential for combination with GLP-1 receptor agonists, such as TERN-601

First Quarter 2023 Financial Results

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Cash Position: As of March 31, 2023, cash, cash equivalents and marketable securities were $297.5 million, as compared with $283.1 million as of December 31, 2022. Based on its current operating plan, Terns expects these funds will be sufficient to support its planned operating expenses into 2026.
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Research and Development (R&D) Expenses: R&D expenses were $17.1 million for the quarter ended March 31, 2023, as compared with $8.1 million for the quarter ended March 31, 2022.
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General and Administrative (G&A) Expenses: G&A expenses were $7.1 million for the quarter ended March 31, 2023, as compared with $5.7 million for the quarter ended March 31, 2022.
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Net Loss: Net loss was $21.5 million for the quarter ended March 31, 2023, as compared with $13.8 million for the quarter ended March 31, 2022.

Terns Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(Unaudited; in thousands except share and per share amounts)

	Three Months Ended March 31,
	2023	2022
Operating expenses:
Research and development	$17,056	$8,136
General and administrative	7,101	5,689
Total operating expenses	24,157	13,825
Loss from operations	(24,157)	(13,825)
Interest income	2,693	69
Other (expense) income, net	(4)	4
Loss before income taxes	(21,468)	(13,752)
Income tax expense	(60)	(21)
Net loss	$(21,528)	$(13,773)

Net loss per share, basic and diluted	$(0.31)	$(0.55)
Weighted average common stock outstanding, basic and diluted	69,778,420	25,269,271

Terns Pharmaceuticals, Inc.

Selected Balance Sheet Data

(Unaudited; in thousands)

	March 31, 2023	December 31, 2022
Cash, cash equivalents and marketable securities	$297,526	$283,114
Total assets	301,285	287,026
Total liabilities	13,602	10,083
Total stockholders’ equity	287,683	276,943

About Terns Pharmaceuticals

Terns Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company developing a portfolio of small-molecule product candidates to address serious diseases, including oncology, NASH and obesity. Terns’ pipeline includes two clinical stage development programs including an allosteric BCR-ABL inhibitor and a THR-β agonist (+/- an FXR agonist), and preclinical small-molecule GLP-1 receptor agonist and GIPR modulator programs. For more information, please visit: www.ternspharma.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Terns Pharmaceuticals, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including those related to the Company’s expectations of timing and potential results of the clinical trials and other development activities of the Company and its partners; the potential indications to be targeted by the Company with its small-molecule product candidates; the therapeutic potential of the Company’s small-molecule product candidates; the potential for the mechanisms of action of the Company’s product candidates to be therapeutic targets for their targeted indications; the potential utility and progress of the Company’s product candidates in their targeted indications, including the clinical utility of the data from and the endpoints used in the Company’s clinical trials; the Company’s clinical development plans and activities, including the results of any interactions with regulatory authorities on its programs; the Company’s expectations regarding the profile of its product candidates, including efficacy, tolerability, safety, metabolic stability and pharmacokinetic profile and potential differentiation as compared to other products or product candidates; the Company’s plans for and ability to continue to execute on its current development strategy, including potential combinations involving multiple product candidates; the impact of new legislation and regulatory developments on the Company’s plans for its product candidates, such as the effect of the Inflation Reduction Act of 2022; and the Company’s expectations with regard to its cash runway and sufficiency of its cash resources. All statements other than statements of historical facts contained in this press release, including statements regarding the Company’s strategy, future financial condition, future operations, future trial results, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results and the implementation of the Company’s plans to vary materially, including the risks associated with the initiation, cost, timing, progress, results and utility of the Company’s current and future research and development activities and preclinical studies and clinical trials. These risks are not exhaustive. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s SEC reports, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2022. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

Contacts for Terns

Investors

Justin Ng

investors@ternspharma.com

Media

Jenna Urban

Berry & Company Public Relations

media@ternspharma.com